Form 403
(Revised 05/11)

Submit in duplicate to
Secretary of State
P O Box 13697
Austin, TX 78711-3697
512 463-5555
FAX 512/463-5709
Filing Fee: $15

Certificate of Correction

This space reserved for office use
FILED
In the Office of the
Secretary of State of Texas
NOV 25 2013
Corporations Section

Entity Information

1 The name of the filing entity is

Pollo Tropical Beverages, LLC

State the name of the entity as currently shown in the records of the secretary of state If the certificate of correction corrects the name of the entity, state the present name and not the name as it will be corrected

The file number issued to the filing entity by the secretary of state is 801804851

Filing Instrument to be Corrected

2 The filing instrument to be corrected is Certificate of Formation

The date the filing instrument was filed with the secretary of state 06/20/2013
mm/dd/yyyy

Identification of Errors and Corrections

(Indicate the errors that have been made by checking the appropriate box or boxes, then provide the corrected text)

☐ The entity name is inaccurate or erroneously stated The corrected entity name is

☐ The registered agent name is inaccurate or erroneously stated The corrected registered agent name is

Corrected Registered Agent
(Complete either A or B, but not both)

A The registered agent is an organization (cannot be entity named above) by the name of

OR

B The registered agent is an individual resident of the state whose name is

First	*Middle*	*Last Name*	*Suffix*

The person executing this certificate of correction affirms that the registered agent, whose name is being corrected by this certificate, consented to serve as registered agent at the time the filing instrument being corrected took effect

☐ The registered office address is inaccurate or erroneously stated The corrected registered office address is

Corrected Registered Office Address

Street Address (No P O Box)	City	State	Zip Code
		TX	

☐ The purpose of the entity is inaccurate or erroneously stated The purpose is corrected to read as follows

☐ The period of duration of the entity is inaccurate or erroneously stated

The period of duration is corrected to read as follows

Identification of Other Errors and Corrections

(Indicate the other errors and corrections that have been made by checking and completing the appropriate box or boxes)

☐ **Other errors and corrections.** The following inaccuracies and errors in the filing instrument are corrected as follows

☐ **Add** Each of the following provisions was omitted and should be added to the filing instrument The identification or reference of each added provision and the full text of the provision is set forth below

☒ **Alter** The following identified provisions of the filing instrument contain inaccuracies or errors to be corrected The full text of each corrected provision is set forth below

ARTICLE 3 - Governing Authority

The limited liability company is to be managed by managers The names and addresses of the governing persons are set forth below

Name Shanna M Ramirez Address: 8918 Tesoro Dr , Ste 200, San Antonio, TX 78217
Name Vicky Timmer Address 8918 Tesoro Dr , Ste. 200, San Antonio, TX 78217
Name Armando Lopez Address 8918 Tesoro Dr , Ste 200, San Antonio, TX 78217

☐ **Delete** Each of the provisions identified below was included in error and should be deleted

☐ **Defective Execution** The filing instrument was defectively or erroneously signed, sealed, acknowledged or verified Attached is a correctly signed, sealed, acknowledged or verified instrument

Statement Regarding Correction

The filing instrument identified in this certificate was an inaccurate record of the event or transaction evidenced in the instrument, contained an inaccurate or erroneous statement, or was defectively or erroneously signed, sealed, acknowledged or verified This certificate of correction is submitted for the purpose of correcting the filing instrument

Correction to Merger, Conversion or Exchange

The filing instrument identified in this certificate of correction is a merger, conversion or other instrument involving multiple entities The name and file number of each entity that was a party to the transaction is set forth below (If the space provided is not sufficient include information as an attachment to this form)

Entity name *SOS file number*

Entity name *SOS file number*

Effectiveness of Filing

After the secretary of state files the certificate of correction, the filing instrument is considered to have been corrected on the date the filing instrument was originally filed except as to persons adversely affected As to persons adversely affected by the correction, the filing instrument is considered to have been corrected on the date the certificate of correction is filed by the secretary of state

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument

Date 11-25-13

By,

Signature of authorized person

Trace R Blair

Printed or typed name of authorized person (see instructions)